Exhibit 32.2
SECTION 1350 CERTIFICATION
OF PRINCIPAL FINANCIAL OFFICER
In connection with the report on Form 10-Q for the period ending June 30, 2006 (the “Report”) of Quadriga Superfund, L.P. (the “Fund”), I, Roman Gregorig, Vice President and Principal Financial Officer of Superfund Capital Management, Inc., the general partner of the Fund, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By: /s/ Roman Gregorig Roman Gregorig
Vice President and Principal Financial Officer
August 11, 2006

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